UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 23, 2016

THE TRADE DESK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37879	27-1887399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 N. Chestnut Street, Ventura, California 93001

(Address of Principal Executive Offices) (Zip Code)

(805) 585-3434
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Salary Increases

On December 23, 2016, the compensation committee (the “Committee”) of the board of directors of The Trade Desk, Inc. (the “Company”) approved increases in annual base salaries for each of Jeff T. Green, our Chief Executive Officer, Robert D. Perdue, our Chief Operating Officer, Brian J. Stempeck, our Chief Client Officer and Paul E. Ross, our Chief Financial Officer (collectively, the “Executives”) in order to properly compensate such Executives for their duties and responsibilities to the Company.  The base salary increases will become effective on January 1, 2017.  The annual base salaries of the Executives, before and after the increase, are set forth below:

Executive	Pre-Increase Base Salary	Post-Increase Base Salary
Jeff T. Green	$400,000	$625,000
Robert D. Perdue	$360,000	$410,000
Brian J. Stempeck	$360,000	$410,000
Paul E. Ross	$380,000	$410,000

Adoption of Incentive Program for 2017

On December 23, 2016, the Committee adopted a cash incentive program (the “2017 Cash Incentive Program”) in which each Executive will be eligible to participate.  Under the 2017 Cash Incentive Program, each Executive is eligible to earn cash incentives based on the Company’s net revenue during calendar year 2017.

Any earned cash incentive will be paid in quarterly installments during calendar year 2017, subject to the applicable Executive’s continued employment through the end of the applicable calendar quarter.

Awards of Restricted Stock

On December 23, 2016, the Committee approved grants of restricted shares of Class A common stock of the Company (“Restricted Stock Awards”) to our Executives under the Company’s 2016 Incentive Award Plan (the “Plan”), in the amounts set forth below:

Executive	Number of Shares Subject to Restricted Stock Award
Jeff T. Green	36,400
Robert D. Perdue	23,900
Brian J. Stempeck	23,900
Paul E. Ross	23,900

Each Restricted Stock Award vests with respect to one-fourth of the shares of restricted stock subject thereto on each of the first four anniversaries of December 1, 2016, subject to the applicable Executive’s continued service to the Company through the applicable vesting date.  Any shares of restricted stock that have not fully vested as of the date on which an Executive’s service with the Company terminates for any reason will be cancelled and forfeited by the Executive.

The foregoing summary is qualified in its entirety by reference to the Restricted Stock Award Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Awards of Stock Options

On December 23, 2016, the Committee approved grants of options covering shares of Class A common stock of the Company (“Options”) to our Executives under the Plan, in the amounts set forth below:

Executive	Number of Shares Subject to Option
Jeff T. Green	65,900
Robert D. Perdue	43,300
Brian J. Stempeck	43,300
Paul E. Ross	43,300

The Options granted to each executive are intended to constitute “incentive stock options” to the maximum extent permitted under applicable tax rules.  Each Option has an exercise price that is no less than the fair market value of the shares underlying such Option on the grant date.  Each Option vests and becomes exercisable in monthly increments over a four-year period, subject to the applicable Executive’s continued service to the Company through the applicable vesting date.  Any portion of an Option that has not fully vested as of the date on which an Executive’s service with the Company terminates for any reason will be cancelled and forfeited by the Executive.

The foregoing summary is qualified in its entirety by reference to the form of Stock Option Agreement under the Plan, a copy of which is filed as Exhibit 10.7(b) to the Form S-1 filed on August 22, 2016 and is incorporated in this Item 5.02 by reference.

Form of Restricted Stock Unit Agreement

On December 23, 2016, the Committee adopted a form of Restricted Stock Unit Award Agreement pursuant to which it may grant awards of restricted stock units under the Plan.

A copy of the Restricted Stock Unit Award Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1        Form of Restricted Stock Award Agreement.

10.2        Form of Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: December 30, 2016	By:	/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement.
10.2	Form of Restricted Stock Unit Award Agreement.